UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 03, 2022

CinCor Pharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41201	36-4931245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Third Avenue 6th Floor
Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 531-1834

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CINC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mary Theresa Coelho

On November 3, 2022, CinCor Pharma, Inc. (the “Company”) and Mary Theresa Coelho, Executive Vice President, Chief Financial Officer and Chief Business Development Officer of the Company, agreed that Ms. Coelho will retire to focus on personal and family matters after successfully leading the Company through its initial public offering in January 2022 and a follow-on offering in August 2022. Ms. Coelho’s retirement is concurrent with Mr. Kalb becoming Executive Vice President and Chief Financial Officer (as discussed below), and Ms. Coelho will remain with the Company in a non-officer employee role until November 15, 2022 to support the transition to the Company’s new Chief Financial Officer.

Appointment of Michael W. Kalb

On November 3, 2022, the Board of Directors (the “Board”) of the Company appointed Michael W. Kalb as the Executive Vice President and Chief Financial Officer of the Company, effective November 4, 2022. In this role, Mr. Kalb will also serve as the Company’s principal financial officer and principal accounting officer, effective November 4, 2022.

Prior to joining the Company, Michael W. Kalb, age 52 served as Senior Vice President and Chief Financial Officer of Amarin Corporation plc from June 2016 to June 2022. Prior to Amarin, Mr. Kalb held several positions at Taro Pharmaceutical Industries Ltd., serving as its Group Vice President, Chief Financial Officer and Chief Accounting Officer from August 2014 to June 2016, its Group Vice President, Interim Chief Financial Officer and Chief Accounting Officer from November 2010 to August 2014, its Group Vice President, Chief Financial Officer—U.S. and Chief Accounting Officer from May 2010 to November 2010, and its Vice President, Chief Financial Officer—U.S. from June 2009 to May 2010. Mr. Kalb earlier served as a Director in the Accounting and Financial Consulting Group of Huron Consulting Group Inc. from June 2004 to June 2009. His experience also includes over 10 years at Ernst & Young LLP within the Transaction Advisory Services Group and Audit and Assurance Services Group. Mr. Kalb holds a B.S. in Accounting from the University at Albany, State University of New York, and he is also a Certified Public Accountant.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Kalb and the Company entered into an Executive Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Kalb will receive an initial annual base salary of $500,000 per year. Mr. Kalb will also be eligible to receive an annual target bonus of up to 50% of his base salary, pro-rated in 2022 for the partial year of service, subject to achievement of individual and company-wide annual performance goals, as set by the Board following reasonable consultation with Mr. Kalb.

Pursuant to the Employment Agreement, on November 4, 2022, Mr. Kalb was granted an option to purchase 77,615 shares of the Company’s common stock at an exercise price of $30.07 per share, the closing price of the Company’s common stock as reported by The Nasdaq Global Market on that date (the “Option Award”). The Option Award is subject to the terms of the Company’s 2022 Equity Incentive Plan (the “Plan”) and a stock option agreement by and between the Company and Mr. Kalb. The Option Award will vest with respect to 25% of the shares subject to the Option Award on the first anniversary of the grant date, with the remaining shares subject to the Option Award vesting in 36 equal monthly installments thereafter, in each case subject to Mr. Kalb’s continued employment through each such vesting date. Additionally, pursuant to the Employment Agreement, on November 4, 2022, Mr. Kalb was granted restricted stock units representing 25,437 shares of the Company’s common stock (the “RSU Award”). The RSU Award is subject to the terms of the Plan and a restricted stock unit award agreement by and between the Company and Mr. Kalb. The RSU Award will vest with respect to 50% of the shares subject to the RSU Award vesting on the second anniversary of the grant date, with the remaining shares subject to the RSU Award vesting in two equal annual installments thereafter, in each case subject to Mr. Kalb’s continued employment through each such vesting date.

Pursuant to the Employment Agreement, if Mr. Kalb resigns for “Good Reason” or we terminate Mr. Kalb’s employment without “Cause” (each as defined in the Employment Agreement, and excluding a termination on account of Mr. Kalb’s death or disability), and if such termination or resignation is not in connection with a “Change In Control” (as defined in the Plan, or any successor equity incentive plan), then Mr. Kalb will be eligible to receive (i) continued payment of his base salary for 12 months following the termination, (ii) COBRA premium coverage for up to 12 months, and (iii) a bonus for the year prior to the year of termination, if not yet paid at the time of termination, to the extent otherwise earned but for his termination, paid in a lump sum. As a condition to receiving the foregoing severance benefits, Mr. Kalb must sign and not revoke a general release contained in a separation agreement in the reasonable form presented by the Company, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with the Company.

Pursuant to the Employment Agreement, if Mr. Kalb resigns for “Good Reason” or the Company terminates Mr. Kalb’s employment without “Cause” (excluding a termination on account of Mr. Kalb’s death or disability), and if such termination or resignation falls within the “Change In Control Measurement Period” (as defined in the Employment Agreement), then Mr. Kalb will be entitled to the foregoing severance obligations and, in addition, he will be entitled to (i) a prorated bonus for the year of termination, paid in a lump sum and (ii) full acceleration of the vesting of his unvested equity awards. As a condition to receiving the foregoing severance benefits, Mr. Kalb must sign and not revoke a general release contained in a separation agreement in the reasonable form presented by the Company, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with the Company.

There are no arrangements or understandings between Mr. Kalb and any other person pursuant to which he was selected as Chief Financial Officer of the Company, and there is no family relationship between Mr. Kalb and any of the Company’s directors or other executive officers. There are no transactions to which the Company is a party and in which Mr. Kalb has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, a copy of which the Company expects to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2022, and upon filing will be incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 7, 2022, the Company issued a press release announcing the executive changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

This information is being furnished pursuant to Item 7.01, “Regulation FD Disclosure,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release issued by CinCor Pharma, Inc., dated November 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CinCor Pharma, Inc.

Date:	November 7, 2022	By:	/s/ Marc de Garidel
Marc de Garidel, Chief Executive Officer